                                                  REGISTRATION NO.
                                                                  --------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -------------------

                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

            MICHIGAN                                            38-2799780
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

   101 NORTH PINE RIVER STREET
          ITHACA, MICHIGAN                                             48847
(Address of Principal executive offices)                             (Zip Code)


                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                             1991 STOCK OPTION PLAN
                            (Full title of the plan)

                          JEFFREY S. BARKER, PRESIDENT
                            101 N. PINE RIVER STREET
                                ITHACA, MI 48847
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                  517/875-4144

================================================================================
                       CALCULATION OF REGISTRATION FEE
================================================================================


                                           PROPOSED                  PROPOSED
                           AMOUNT          MAXIMUM                    MAXIMUM                   AMOUNT OF
TITLE OF SECURITIES        TO BE           OFFERING PRICE            AGGREGATE                 REGISTRATION
TO BE REGISTERED           REGISTERED      PER SHARE (3)           OFFERING PRICE (3)               FEE
------------------------------------------------------------------------------------------------------------
COMMON SHARES              50,000 SH (1)     $39.50 (2)              $1,975,000 (2)              $582.63
------------------------------------------------------------------------------------------------------------

(1) PLUS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BE REQUIRED TO BE ISSUED IN THE EVENT OF AN ADJUSTMENT AS A RESULT OF AN INCREASE IN THE NUMBER OF ISSUED SHARES OF COMMON STOCK RESULTING FROM A SUBDIVISION OF SUCH SHARES, THE PAYMENT OF STOCK DIVIDENDS OR CERTAIN OTHER CAPITAL ADJUSTMENTS.

(2) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE.

(3) THE SHARES WHICH ARE TO BE OFFERED ON AN OPTION BASIS WILL BE OFFERED AT A PRICE OF NOT LESS THAN 100% OF THE FAIR MARKET VALUE OF THE SHARES OF COMMON STOCK OF COMMERCIAL NATIONAL FINANCIAL CORPORATION (THE "COMPANY") AT THE DATE OF OPTION GRANT. THE FILING FEE HAS BEEN CALCULATED PURSUANT TO RULE 457(h)(1) AND 457(c).

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8, THE CONTENTS OF REGISTRATION STATEMENT NO. 33-39772 ARE INCORPORATED HEREIN BY REFERENCE.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of Michigan, on May 11, 1998.

                                    COMMERCIAL NATIONAL FINANCIAL CORPORATION


                                     By: /s/Jeffrey S. Barker
                                         -------------------------------------
                                              Jeffrey S. Barker, President and
                                              Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                        Title                                  Date
---------                                        -----                                  ----


/s/ Jeffrey S. Barker                            President                              May 11, 1998
-----------------------------------------        (Principal Executive
Jeffrey S. Barker                                Officer) and Director



 /s/ Patrick G. Duffy                            Vice President & Chief                 May 11, 1998
---------------------------------------          Financial Officer (Principal
Patrick G. Duffy                                 Financial and Accounting Officer)



/s/  Richard F. Abbott                           Director                               May 11, 1998
---------------------------------------
Richard F. Abbott



/s/ Jefferson P. Arnold                          Director                               May 11, 1998
---------------------------------------
Jefferson P. Arnold



Signature                                        Title                                  Date
---------                                        -----                                  ----

/s/ Don J. Dewey                                 Director                               May 11, 1998
--------------------------------------
Don J. Dewey


/s/ David A. Ferguson                            Director                               May 11, 1998
--------------------------------------
David A. Ferguson


/s/ Kenneth R. Luneack                           Director                               May 11, 1998
--------------------------------------
Kenneth R. Luneack


/s/ Kim C. Newson                                Director                               May 11, 1998
--------------------------------------
Kim C. Newson


/s/ Howard D. Poindexter                         Chairman of the Board                  May 11, 1998
--------------------------------------           and Director
Howard D. Poindexter


/s/ Russell M. Simmet                            Director                               May 11, 1998
-------------------------------------
Russell M. Simmet


/s/ Joseph B. Simon                              Director                               May 11, 1998
--------------------------------------                                                      --
Joseph B. Simon


/s/ Scott E. Sheldon                             Director                               May 11, 1998
-------------------------------------
Scott E. Sheldon


                                  EXHIBIT INDEX


                                                                                         Sequentially
 Exhibit                                                                                  Numbered
 Number                                                                                      Page
 ------                                                                                      ----

    5                      Opinion of Foster, Swift, Collins & Smith, P.C.
                           regarding the legality of securities being registered               5

  23(a)                    Consent of Crowe, Chizek and Company LLP                            6

  23(b)           Consent of Foster, Swift, Collins & Smith, P.C.
                           (included in Exhibit 5)
